UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2009 (September 1, 2009)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 1, 2009, three purported stockholder class action lawsuits styled Laborers Local 235 Benefit Fund v. Stewart, et al., The Booth Family Trust v. Huff, et al., and Dugdale v. Huff, et al., were filed in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) on behalf of the public stockholders of BJ Services Company, a Delaware corporation (“BJ Services”), with respect to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 30, 2009, among Baker Hughes Incorporated, a Delaware corporation (the “Company”), its wholly owned subsidiary, BSA Acquisition LLC, a Delaware limited liability company (“Merger Sub”) and BJ Services, whereby BJ Services will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity after the Merger. Each action names BJ Services, the current members of the BJ Services Board of Directors (the “BJ Services Board”) and the Company as defendants.
On September 4, 2009, an additional purported stockholder class action lawsuit styled Myers v. BJ Services, et al., was filed in the Delaware Chancery Court on behalf of the public stockholders of BJ Services naming BJ Services, the current members of the BJ Services Board, the Company and Merger Sub as defendants.
In the actions the plaintiffs allege, among other things, that the members of the BJ Services Board breached their fiduciary duties by failing to properly value BJ Services, failing to take steps to maximize the value of BJ Services to its public stockholders, and avoiding a competitive bidding process. The actions each allege that the Company aided and abetted the purported breaches by the BJ Services Board. The plaintiffs in each lawsuit seek, among other things, injunctive relief with respect to the Merger.
The Company believes that each lawsuit is without merit and intends to vigorously defend each action. Because the lawsuits are at an early stage, the Company cannot predict the manner and timing of the resolution of the lawsuits or their outcomes.
Additional Information and Where to Find It
In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of the Company and BJ Services that also will constitute a prospectus of the Company regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND BJ SERVICES ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, BJ SERVICES AND THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of the Company and BJ Services seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by the Company and BJ Services with the SEC at the SEC’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free when they become available from the Company’s website at www.bakerhughes.com/investor or from the Company by directing a request to: Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, TX 77019, Attention: Corporate Secretary, or by phone at (713) 439-8600.

The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s shareholders in connection with the acquisition. Information about the Company and its directors and executive officers and their ownership of the Company securities will be contained in the joint proxy statement/prospectus when it is filed with the SEC.
Forward Looking Statements
Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and BJ Services’ expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company and BJ Services, including future financial and operating results, accretion to the Company’s earnings per share arising from the transaction, the expected amount and timing of cost savings and operating synergies, whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.
The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the outcome of the above-mentioned legal proceedings or any other legal proceedings that may be instituted against the Company and others relating to the proposed transaction; the ability to obtain regulatory approvals for the transaction and the approval of the merger agreement by the stockholders of both parties; the risk that the cost savings and any other synergies from the transaction may not be realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses, unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in the Company’s and BJ Services’ filings with the SEC, which are available at the SEC’s web site www.sec.gov. The Company and BJ Services disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: September 8, 2009	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary